Registration No. 333-90712

As filed with the Securities and Exchange Commission on May 20, 2003

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Grupo TMM, S.A.
(formerly Grupo TMM, S.A. de C.V.)
(Exact name of Registrant as specified in its charter)

The TMM Group
(Translation of Registrant’s name into English)

United Mexican States (State or other jurisdiction of incorporation or organization)	6719 (Primary Standard Industrial Classification Code Number)	None (I.R.S. Employer Identification No.)

Avenida de la Cúspide, No. 4755
Colonia Parques del Pedregal,
C.P. 14010
Delegación Tlalpan
14010 Mexico City, D.F., Mexico
(011)(525)(55) 629-8866
(Address and telephone number of
Registrant’s principal executive offices)	CT Corporation System 111 Eighth Avenue New York, NY 10011 (212) 894-8940 (Name, address, and telephone number of agent for service)

Copies to:

Roman A. Bninski
Jeffrey N. Ostrager
Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York, New York 10178-0061
(212) 696-6000

              Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

              If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

DEREGISTRATION OF SECURITIES

              A total of 5,500,000 Series A Shares, without stated value of Grupo TMM, S.A. (formerly Grupo TMM, S.A. de C.V.), represented by American Depositary Shares (“Series A ADSs”) were registered under the Securities Act of 1933, as amended (the “Act”), by the filing and effectiveness of a Registration Statement on Form F-3 (File No. 333-90712) (the “Registration Statement”).

              Pursuant to Rule 478 promulgated under Act and the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, Grupo TMM, S.A. hereby deregisters and removes from registration the 5,500,000 Series A ADSs remaining unsold under the Registration Statement as of the date hereof.

SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on May 20, 2003.

Grupo TMM, S.A.

/s/ Javier Segovia Serrano

Name: Javier Segovia Serrano Title: President

/s/ Jacinto Marina Cortés

Name: Jacinto Marina Cortés Title: Chief Financial Officer

/s/ Robin LaPeters

Name: CT Corporation System Title: Agent for Service of Process

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